EXHIBIT 10.46

SECOND AMENDMENT TO PURCHASE AGREEMENT

This Second Amendment to Purchase Agreement (“Amendment”) is made by and between the Kirk & Blum Manufacturing Company (“Purchaser”) and Buckley Properties Co. (“Seller”) under the following circumstances:

A. Purchase and Seller are parties to that certain Purchase Agreement dated September 6, 2005 (“Purchase Agreement”) pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, certain real property more particularly described in the Purchase Agreement, all upon the terms and conditions contained therein;

B. Pursuant to Section 8(d) through (h) of the Purchase Agreement, Purchaser’s obligation to close the transaction contemplated by the Purchase Agreement is subject to certain contingencies, none of which have occurred; and

C. Purchaser and Seller heretofore amended the Purchase Agreement by written amendment dated November 15, 2005; and

D. Purchaser and Seller each desire to enter into this Second Amendment to extend the period of time within which Purchaser may satisfy the contingencies contained in Section 8(d) through (h) of the Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchase and Seller hereby agree as follows:

1. Purchaser waives the contingencies contained in Sections 8(a), (b), and (c) of the Purchase Agreement, provided Seller cures Purchaser’s objections contained in Purchaser’s correspondence dated October 20, 2005 and October 21, 2005 to Purchaser’s sole satisfaction.

2. Section 4(a) of the Purchase Agreement as previously amended is further amended by deleting the date “November 30, 2005” and replacing it with the date “December 19, 2005”, and any reference to “Closing” or “date of Closing” shall mean December 19, 2005.

3. The period of time in which Seller has to notify Purchaser of which matters it will cure and how of those previously objected to by Purchaser following the Inspection Period, as set forth in the subject Agreement, is hereby further extended through December 19, 2005.

4. Except as further amended, modified or altered hereby, the Purchase Agreement as heretofore amended is not otherwise amended, modified or altered, and each of the parties hereto ratifies, affirms and confirms each and every provision of the Purchase Agreement, as amended hereby.

Dated this 30th day of November, 2005.

PURCHASER:

The Kirk & Blum Manufacturing Company

By:	/s/ L. John Bertoli, III
L. John Bertoli, III, Vice President

SELLER:

Buckley Properties Co.

By:	/s/ Thomas Strotman
Tom Strotman, Treasurer